Q1 FY22 Earnings Presentation August 5, 2021 Exhibit 99.2

2 Q1 FY22 Earnings Call Agenda I. Introduction Crystal Gordon SVP and General Counsel II. Operational Highlights Chris Bradshaw President and CEO III. Financial Review Jennifer Whalen SVP and CFO IV. Concluding Remarks Chris Bradshaw President and CEO V. Questions & Answers

3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: the COVID-19 pandemic and related economic repercussions have resulted, and may continue to result, in a decrease in the price of and demand for oil, which has caused, and may continue to cause, a decrease in the demand for our services; expected cost synergies and other benefits of the merger (the “Merger”) of the entity formerly known as Bristow Group Inc. (“Old Bristow”) and Era Group Inc. (“Era”) might not be realized within the expected time frames, might be less than projected or may not be realized at all; the ability to successfully integrate the operations, accounting and administrative functions of Era and Old Bristow; managing a significantly larger company than before the completion of the Merger; diversion of management time on issues related to integration of the companies; the increase in indebtedness as a result of the Merger; operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees and customers, may be greater than expected; our reliance on a limited number of customers and the reduction of our customer base as a result of bankruptcies or consolidation; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; fluctuations in worldwide prices of and demand for oil and natural gas; fluctuations in levels of oil and natural gas exploration, development and production activities; fluctuations in the demand for our services; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; our ability to implement operational improvement efficiencies with the objective of rightsizing our global footprint and further reducing our cost structure; the possibility of significant changes in foreign exchange rates and controls, including as a result of the U.K. having exited from the European Union (“E.U.”) (“Brexit”); the impact of continued uncertainty surrounding the effects Brexit will have on the British, E.U. and global economies and demand for oil and natural gas; potential effects of increased competition; the risk of future material weaknesses we may identify while we work to align policies, principles, and practices of the combined company following the Merger or any other failure by us to maintain effective internal controls; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the possibility of changes in tax and other laws regulations, and policies, including, without limitation, actions of the Biden Administration that impact oil and gas operations or favor renewable energy projects in the U.S.; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; general economic conditions, including the capital and credit markets; the possibility that segments of our fleet may be grounded for extended periods of time or indefinitely; the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibility of political instability, war or acts of terrorism in any of the countries where we operate; the possibility that reductions in spending on aviation services by governmental agencies could lead to modifications of our search and rescue (“SAR”) contract terms with the U.K. government, our contracts with the Bureau of Safety and Environmental Enforcement or delays in receiving payments under such contracts; and our reliance on a limited number of helicopter manufacturers and suppliers. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward- looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (the “Annual Report”), which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov.

4 Non-GAAP In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. EBITDA and Adjusted EBITDA are presented as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period and noted in the applicable reconciliation. Since neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude professional services fees and other costs paid in relation to the Merger, the implementation of fresh-start accounting and the voluntary petitions filed by Old Bristow and certain of its subsidiaries on May 11, 2019, in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division seeking relief under Chapter 11 of Title 11 of the U.S. Code (the “Chapter 11 Cases”). Management believes that the use of Adjusted Free Cash Flow is meaningful as it measures the Company’s ability to generate cash from its business after excluding cash payments for special items. Management uses this information as an analytical indicator to assess the Company’s liquidity and performance. However, investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, Free Cash Flow, Adjusted Free Cash Flow. and net debt is included elsewhere in this presentation. Pro Forma This presentation also includes certain financial information provided on a “pro forma” basis to reflect the consummation of the Merger and certain related transactions. The pro forma results were prepared by combining the pre-merger results of operations of Bristow Group and Old Era without further adjustment. As a result, we believe our pro forma information are non-GAAP financial measures. Pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transactions been consummated on the date or dates indicated nor does it reflect our potential future results. Non-GAAP Financial Measures Reconciliation

5 Global Leadership Position in Helicopter Industry Aircraft Fleet (2) • Leading global provider of vertical flight solutions; primarily offshore energy personnel transportation, with significant end market diversification from government services contracts • LTM revenues of $1.2 billion(1) • Diverse fleet of 240 aircraft; primarily owned (80%) with attractive lease rates on the balance of the fleet • 2,991 employees, including 807 pilots and 788 mechanics(2) • Bristow and Era merged on June 11, 2020, forming a larger, more diverse industry leader • +$50mm annual run-rate synergies expected with ~$42mm annual run-rate savings achieved at 6/30/21 • Headquartered in Houston, TX and publicly traded on the NYSE (Ticker: VTOL) Revenue by Region (1) (1) Reflects LTM revenues as of 6/30/2021, see page 19 for reconciliation (2) As of 6/30/2021 240 $1.2 bn

6 • Over the last twelve months, Bristow has repurchased over 1.9 million shares for gross consideration of $50 million, representing an average price of $25.92 per share Key Financial Highlights (1) Amounts shown as of 6/30/2021 (2) Comprised of $244.7 million in unrestricted cash balances and $54.1 million of remaining availability under ABL Facility (3) See page 13 for reconciliation of Net Debt (4) See page 17 for reconciliation of Adjusted Free Cash Flow (5) See page 15 for reconciliation of LTM Adjusted EBITDA excluding asset dispositions $299mm Available Liquidity(1)(2) $325mm Net Debt(1)(3) $232mm LTM Adjusted Free Cash Flow(4) $172mm LTM Adj. EBITDA Excl. Asset Sales(5) Number of Shares Average Price Amount ($mm) June - July 2021 1,480,804 $27.02 $40 September - October 2020 448,252 $22.29 $10 LTM Total 1,929,056 $25.92 $50 • Unfunded capital commitments for aircraft purchases may be canceled without further liability other than forfeiture of previously paid deposits of $2 million

7 Substantial Value Creation from Merger Synergies As of June 30th, synergy projects representing ~$42mm of annualized run- rate savings have been completed ✓ Elimination of redundant corporate expenses ✓ Realization of operational efficiencies in the U.S. Gulf of Mexico ✓ Optimization of aircraft maintenance programs and fleet utilization ✓ Synergies expected to be realized within the first 24 months following the close of the Merger G&A Savings Fleet Cost Savings Other OpEx Savings

8 Strong Free Cash Flow Generation Bristow generated $180 million of Adj. Free Cash Flow excluding Net Capex and $232 million of Adj. Free Cash Flow since the Merger (1) Quarters ended 9/30/20, 12/31/2020, 3/31/2021 and 06/30/2021. See page 17 for reconciliation

9 Q1 FY22 Results – Sequential Quarter Comparison • Operating revenues were $6.8 million higher than Q4 FY21 primarily due to higher utilization in oil and gas and government services • Operating expenses were $3.8 million lower primarily due to lower personnel and maintenance costs • General and administrative expenses were $3.2 million lower primarily due to lower compensation expenses and decreased professional fees • Merger-related costs, consisting primarily of professional services fees and severance costs, were $1.7 million in Q1 FY22 compared to $16.5 million in Q4 FY21 • Restructuring costs were $0.9 million in the current quarter compared to $7.9 million in the preceding quarter • Loss on impairment of $21.9 million related to Petroleum Air Services (“PAS”), an unconsolidated affiliate, and certain helicopters held for sale • Loss on sale of subsidiary of $2.0 million related to divesting of the Company's subsidiary in Colombia • Adjusted EBITDA, excl. asset sales(1), increased by $9.5 million Operating RevenueOperating Revenues Adjusted EBITDA, excl. Asset Sales (1) Adjusted EBITDA excludes special items. See page 14 for a description of special items and reconciliation to net income

10 Adjusted EBITDA, excl. Asset Sales(1) Operating Revenue(1) • Operating revenues were $8.3 million lower than pro forma Q1 FY2021 (“Q1 FY21”)(1) primarily due to lower utilization in oil and gas services, partially offset by increased revenues in government services and fixed wing services • Operating expenses were $0.8 million higher primarily due to higher fuel and maintenance costs, partially offset by lower personnel expenses and aircraft lease costs • General and administrative expenses were $3.8 million lower primarily due to decreased professional services fees • Merger-related costs, consisting primarily of professional services fees and severance costs, were $29.3 million lower in Q1 FY22 • Loss on impairment of $21.9 million related to PAS and certain helicopters held for sale • Adjusted EBITDA, excl. asset sales(2), decreased by $8.1 million Q1 FY22 Results – Pro Forma Calendar Quarter Comparison (1) Unless otherwise noted, all information for Q1 FY21 is provided on a pro forma basis (2) Adjusted EBITDA excludes special items. See pages 14 and 16 for a description of special items and reconciliation to net income

Appendix

12 Fleet Overview Number of Aircraft(1) Type Owned Aircraft Leased Aircraft Aircraft Held For Sale Consolidated Aircraft Average Age (years)(2) Heavy Helicopters: S-92 35 26 — 61 12 S-92 U.K. SAR 3 7 — 10 7 H225 — — 2 2 10 AW189 6 1 — 7 6 AW189 U.K. SAR 11 — — 11 5 55 34 2 91 Medium Helicopters: AW139 52 7 — 59 10 S-76 C+/C++ 17 — 4 21 13 S-76D 8 — — 8 7 B212 2 — — 2 39 79 7 4 90 Light—Twin Engine Helicopters: AW109 6 — — 6 15 EC135 10 — — 10 12 16 — — 16 Light—Single Engine Helicopters: AS350 17 — — 17 24 AW119 13 — — 13 15 30 — — 30 Total Helicopters 180 41 6 227 12 Fixed wing 7 4 — 11 UAV — 2 — 2 Total Fleet 187 47 6 240 (1) As of 6/30/21 (2) Reflects the average age of owned helicopters

13 Strong Balance Sheet and Liquidity Position ✓ Repurchased 933,208 shares for gross consideration of $25.1 million in June 2021 – Repurchased additional 547,596 shares for gross consideration of $14.9 million in July 2021 ✓ Bristow has $244.7 million of unrestricted cash and total liquidity of $298.8 million(1) ✓ As of June 30, 2021, the availability under the amended ABL was $54.1 million(2) 1. Balances reflected as of 6/30/2021 2. As of 06/30/2021, the ABL had $21.3mm in letters of credit drawn against it 3. Total debt includes other debt of $0.3 million Amount Rate Maturity ($mm, as of 6/30/2021) Cash $ 249 ABL ($85mm)(2) — L+250 bps Apr-23 Senior Secured Notes $ 400 6.875% Mar-28 Lombard Debt (BULL) 90 L+225 bps Dec-23 Lombard Debt (BALL) 75 L+225 bps Jan-24 Airnorth 5 L+285 bps Apr-23 Total Debt(3) $ 570 Less: Unrestricted Cash $ (245) Net Debt $ 325

14 Reconciliation of Adjusted EBITDA Three Months Ended ($000s) June 30, 2021 March 31, 2021 June 30, 2020 Net loss $ (14,211) $ (42,438) $ 71,404 Depreciation and amortization 23,195 17,254 16,356 Interest expense 10,624 12,108 12,504 Income tax benefit (4,842) (19,092) (3,290) EBITDA $ 14,766 $ (32,168) $ 96,974 Special items (1) 25,692 55,441 (46,944) Adjusted EBITDA $ 40,458 $ 23,273 $ 50,030 (Gains) losses on asset dispositions, net (499) 7,199 (5,522) Adjusted EBITDA excluding asset dispositions $ 39,959 $ 30,472 $ 44,508 Three Months Ended (1) Special items include the following: June 30, 2021 March 31, 2021 June 30, 2020 Organizational restructuring costs $ 851 $ 7,887 $ 3,012 Loss on impairment 21,934 1,182 19,233 PBH intangible amortization 2,846 3,964 5,137 Merger-related costs 1,735 16,475 17,418 Government grants (390) (375) (1,760) Bargain purchase gain — — (75,433) Early extinguishment of debt fees — 28,515 615 Change in fair value of preferred stock derivative liability — — (15,416) Bankruptcy related costs 446 407 250 Insurance proceeds (3,732) (2,614) — Loss on sale of subsidiaries 2,002 — — $ 25,692 $ 55,441 $ (46,944)

Reconciliation of LTM Adjusted EBITDA

($000s)	Three Months Ended September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	LTM June 30, 2021
Net loss	$ (27,992)	$ (57,260)	$ (42,438)	$ (14,211)	$ (141,901)
Depreciation and amortization	18,537	17,931	17,254	23,195	76,917
Interest expense	13,445	13,203	12,108	10,624	49,380
Income tax (benefit) expense	8,578	13,447	(19,092)	(4,842)	(1,909)
EBITDA	$ 12,568	$ (12,679)	$ (32,168)	$ 14,766	$ (17,513)
Special items (1)	33,202	62,057	55,441	25,692	176,392
Adjusted EBITDA	$ 45,770	$ 49,378	$ 23,273	$ 40,458	$ 158,879
(Gains) losses on asset dispositions, net	8,473	(1,951)	7,199	(499)	13,222
Adjusted EBITDA excluding asset dispositions	$ 54,243	$ 47,427	$ 30,472	$ 39,959	$ 172,101

(1) Special items include the following:	Three Months Ended September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	LTM June 30, 2021
Organizational restructuring costs	$ 13,326	$ 1,547	$ 7,887	$ 851	$ 23,611
Loss on impairment	17,596	53,249	1,182	21,934	93,961
PBH intangible amortization	5,644	5,641	3,964	2,846	18,095
Merger-related costs	4,497	4,450	16,475	1,735	27,157
Government grants	(2,201)	(1,075)	(375)	(390)	(4,041)
Bargain purchase gain	(5,660)	—	—	—	(5,660)
Early extinguishment of debt fees	—	229	28,515	—	28,744
Bankruptcy related costs	—	(1,984)	407	446	(1,131)
Insurance proceeds	—	—	(2,614)	(3,732)	(6,346)
Loss on sale of subsidiaries	—	—	—	2,002	2,002
	$ 33,202	$ 62,057	$ 55,441	$ 25,692	$ 176,392

Bristow

TARGET ZERO

15

Pro Forma Q1 FY21 Reconciliation

($000s)	Old Bristow Three Months Ended June 30, 2020	Era Group Inc. April 1, 2020 - June 11, 2020	Legacy Era June 12 - 30, 2020	Pro Forma Three Months Ended June 30, 2020
Net income (loss)	$ 75,708	$ (18,059)	$ (4,305)	$ 53,344
Depreciation and amortization	15,914	7,818	443	24,175
Interest expense	11,755	2,650	749	15,154
Income tax (benefit) expense	(3,798)	(2,467)	508	(5,757)
EBITDA	$ 99,579	$ (10,058)	$ (2,605)	$ 86,916
Special items (1)	(49,696)	13,744	2,502	(33,450)
Adjusted EBITDA	$ 49,883	$ 3,686	$ (103)	$ 53,466
(Gains) losses on asset dispositions, net	(5,527)	141	5	(5,381)
Adjusted EBITDA excluding asset dispositions	$ 44,356	$ 3,827	$ (98)	$ 48,085

(1) Special items include the following:	Old Bristow Three Months Ended June 30, 2020	Era Group Inc. April 1, 2020 - June 11, 2020	Legacy Era June 12 - 30, 2020	Pro Forma Three Months Ended June 30, 2020
Loss on impairments	$ 19,233	$ —	$ —	$ 19,233
Merger-related costs	15,103	13,575	2,317	30,995
PBH intangible amortization	4,951	169	185	5,305
Organizational restructuring costs	3,011	—	—	3,011
Early extinguishment of debt fees	615	—	—	615
Government grants	(1,760)	—	—	(1,760)
Change in fair value of preferred stock derivative liability	(15,416)	—	—	(15,416)
Bargain purchase gain	(75,433)	—	—	(75,433)
	$ (49,696)	$ 13,744	$ 2,502	$ (33,450)

Bristow

TARGET ZERO

16

17 Reconciliation of Free Cash Flow Three Months Ended ($000s) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 LTM Net cash provided by operating activities $ 41,857 $ 25,078 $ 36,776 $ 36,441 $ 140,152 Plus: Proceeds from disposition of property and equipment 40,475 14,361 1,381 10,621 66,838 Less: Purchases of property and equipment (4,523) (3,860) (3,612) (2,968) (14,963) Free Cash Flow $ 77,809 $ 35,579 $ 34,545 $ 44,094 $ 192,027 Plus: Organizational restructuring costs 13,326 1,547 1,939 706 17,518 Plus: Merger-related costs 4,026 1,247 18,827 1,853 25,953 Less: Government grants (2,201) (1,075) (375) (343) (3,994) Adjusted Free Cash Flow $ 92,960 $ 37,298 $ 54,936 $ 46,310 $ 231,504 Net (proceeds from)/purchases of property and equipment (“Net Capex”) (35,952) (10,501) 2,231 (7,653) (51,875) Adjusted Free Cash Flow excluding Net Capex $ 57,008 $ 26,797 $ 57,167 $ 38,657 $ 179,629

Operating Revenues and Flight Hours by Line of Service

	Three Months Ended		
	June 30, 2021	March 31, 2021	June 30, 2020
Operating revenues ($000s)			
Oil and gas services:			
Europe	$ 99,901	$ 93,850	$ 105,029
Americas	75,003	72,785	56,893
Africa	14,692	18,976	30,015
Total oil and gas services	189,596	185,611	191,937
Government services	70,436	67,032	54,611
Fixed wing services	24,654	22,013	11,559
Other services	3,665	6,863	3,401
	$ 288,351	$ 281,519	$ 261,508

	Three Months Ended		
	June 30, 2021	March 31, 2021	June 30, 2020
Flight hours by line of service			
Oil and gas services:			
Europe	11,833	11,207	12,438
Americas	8,777	8,237	4,807
Africa	2,078	2,180	1,457
Total oil and gas services	22,688	21,624	18,702
Government services	3,925	3,240	2,468
Fixed wing services	3,296	3,458	2,164
Other services	9	110	85
	29,918	28,432	23,419

Beginning in fiscal year 2022, the revenues by line of service tables have been modified to more accurately reflect how management views the Company's lines of service. These changes include the addition of a Government services line of service which includes revenues from U.K. SAR, BSEE, and other government contracts. In addition, our Other activities and services ("other" services) will now reflect revenues derived from leasing aircraft to non-governmental third party operators, oil and gas contracts that do not materially fit into one of the three major oil and gas operating regions and other services as they arise. As such, operating revenues from Asia Pacific oil and gas services are now shown under other services following the exit of that line of service in the Asia Pacific region in the Current Quarter. Prior period amounts will not match the previously reported amounts by individual lines of service. Management believes this change provides more relevant information needed to understand and analyze the Company's current lines of service.

Bristow

TARGET ZERO

18

19 LTM Operating Revenues Three Months Ended (in millions) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 LTM Revenue Europe $ 158.0 $ 152.1 $ 156.0 $ 164.6 $ 630.7 Americas 94.3 99.1 81.4 84.5 359.3 Africa 22.7 24.7 21.1 16.9 85.4 Asia Pacific 20.6 20.8 21.5 21.8 84.7 Corporate and Other 0.1 3.6 1.5 0.6 5.8 Total $ 295.7 $ 300.3 $ 281.5 $ 288.4 $ 1,165.9